As filed with the Securities and Exchange Commission on January __, 2005
Registration No. 333-43502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 on

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           Churchill Downs Incorporated
(Exact name of registrant as specified in its charter)

                                Kentucky
(State or other jurisdiction of incorporation or organization)

                                   7948
(Primary Standard Industrial Classification Code Number)

                 61-0156015
(I.R.S. Employer Identification Number)

700 Central Avenue
Louisville, Kentucky 40208
                             (502)636-4400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copy to:
Thomas H. Meeker, President Churchill Downs Incorporated 700 Central Avenue Louisville, Kentucky 40208 (502)636-4400	Robert A. Heath, Esq. Wyatt, Tarrant & Combs, LLP 500 West Jefferson Street, Suite 2800 Louisville, Kentucky 40202 (502) 562-7201
(Name, address, including zip code, and telephone number, including area code, of agent for service)

This post-effective amendment deregisters
all shares of common stock registered hereunder,
              all remaining unsold, as of the date hereof
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. 

DEREGISTRATION OF SHARES

        We originally registered the sale by a shareholder of our common stock pursuant to the prospectus contained in a Registration Statement on Form S-3 filed August 11, 2000 (File No. 333-43502). The shares were registered to permit resales of such shares by a shareholder named in the Registration Statement.

        We are seeking to deregister the shares registered under the Registration Statement as of the date hereof, all of which remain unsold. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby deregister such unsold shares, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on January 13, 2005.

CHURCHILL DOWNS INCORPORATED BY: /s/ Thomas H. Meeker —————————————— Thomas H. Meeker, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 13th day of January, 2005 in the capacities indicated:

/s/ Thomas H. Meeker —————————————— Thomas H. Meeker	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Michael E. Miller —————————————— Michael E. Miller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* —————————————— Charles W. Bidwill, Jr.	Director

—————————————— Leonard S. Coleman, Jr.	Director

—————————————— Craig J. Duchossois	Director

—————————————— Richard L. Duchossois	Director

—————————————— Robert L. Fealy	Director

* —————————————— J. David Grissom	Director

* —————————————— Seth W. Hancock	Director

* —————————————— Daniel P. Harrington	Director

* —————————————— G. Watts Humphrey, Jr.	Director

—————————————— Susan Elizabeth Packard	Director

* —————————————— Carl F. Pollard	Director

* —————————————— Darrell R. Wells	Director

* By: /s/ Rebecca C. Reed —————————————— Rebecca C. Reed Pursuant to Power of Attorney